U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 13, 2018

urban-gro, Inc.

(Exact name of small business issuer as specified in its charter)

Colorado	000-52898	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1751 Panorama Point

Unit G

Lafayette, CO 80026

(Address of principal executive offices)

(720) 390-3880

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers

Effective August 13, 2018, George R. Pullar was appointed as our Chief Financial Officer, to hold such position until the next annual meeting of our Board of Directors, his resignation, removal or death, whichever occurs first. Mr. Pullar remains a member of our Board of Directors.

We will pay Mr. Pullar an annual salary of $200,000 and have agreed to issue him an aggregate of 1 million shares of our Common Stock that will vest over the next three (3) years, so long as he remains employed with us. He will also participate in our health and auto plan.

The biographical information of Mr. Pullar is as follows:

George R. Pullar was appointed as a director in May 2018 and as our Chief Financial Officer in August 2018. He had been advising with us since October 2016, primarily in the areas of accounting, finance and strategic planning. Previously, from December 2016 through October 2017 he was the Chief Financial Officer for Massroots, Inc., a publicly held social media company in the cannabis industry based in Denver Colorado. Additionally, since 2006, Mr. Pullar has been the Managing Director of Axis Private Equity Group LLC, a private equity firm in Englewood, Colorado. Mr. Pullar received a Bachelor of Arts degree from the University of Toledo in 1991 and an MBA degree from Southern Methodist University in 2002. He devotes only such time as necessary to our affairs.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2018	URBAN-GRO, INC. (Registrant) By: s/ Bradley Nattrass Bradley Nattrass, Chief Executive Officer

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